Exhibit 4.17

AMENDMENT NO. 16 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 16 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 31, 2007, by and among Handy & Harman, a New York corporation (“Parent”), OMG, Inc., a Delaware corporation formerly known as Olympic Manufacturing Group, Inc. (“OMG”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Sumco Inc., an Indiana corporation (“Sumco”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI” and together with Parent, OMG, Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas, H&H Electronic, Sumco and OMG Roofing, each individually, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing” and together with H&H Canada, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield and SWM, each individually, a “Guarantor” and collectively, “Guarantors”), Wachovia Bank, National Association, a national banking association that is successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Consent and Amendment No. 1 to Loan and Security Agreement, dated as of August 31, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of October 29, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 29, 2004, Amendment No. 4 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 5 to Loan and Security Agreement, dated as of September 8, 2005, Amendment No. 6 and Waiver to Loan and Security

Agreement, dated as of December 29, 2005, Consent and Amendment No. 7 to Loan and Security Agreement, dated as of January 24, 2006, Consent and Amendment No. 8 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 9 to Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 10 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 11 and Waiver to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 12 and Consent to Loan and Security Agreement, dated as of December 28, 2006 (“Amendment No. 12”), Amendment No. 13 and Waiver to Loan and Security Agreement, dated as of March 29, 2007, Amendment No. 14 to Loan and Security Agreement, dated as of July 20, 2007, and Amendment No. 15 to Loan and Security Agreement, dated as of September 10, 1007(as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, pursuant to Amendment No. 12, Agent and Lenders have consented to the acquisition by a Subsidiary of Parent of OMNI pursuant to the OMNI Purchase Documents;

WHEREAS, Borrowers have now requested that Agent and Lenders agree to make OMNI a Borrower under the Loan Agreement and the other Financing Agreements and make certain amendments to the Loan Agreement and the other Financing Agreements related to the foregoing;

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.           Definitions.

(a)  Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i)   “Amendment No. 16” shall mean this Amendment No. 16 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)   “Amendment No. 16 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of this Amendment shall have been satisfied or shall have been waived by Agent.

(b)  Amendments to Definitions.

(i)   Borrowers.  Each reference to the term “Borrower” or “Borrowers” in the Loan Agreement or any of the other Financing Agreements is hereby amended to include, in addition and not in limitation, OMNI.

(ii)   Collateral.  All references to the term “Collateral” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the assets and properties of OMNI at any time subject to the security interest or lien of Agent, including the assets and properties described in Section 2 hereof.

(iii)   Information Certificate.  All references to the term “Information Certificate” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Information Certificate of OMNI delivered in connection with this Amendment.

(iv)   OMNI.  The definition of “OMNI” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“‘OMNI’ shall mean OMNI Technologies Corporation of Danville, a New Hampshire corporation.”

(c)  Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.           Grant of Security Interest.  Without limiting the provisions of Section 5 of the Loan Agreement, to secure payment and performance of all Obligations, OMNI hereby grants to Agent, for itself and the benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lenders, as security, all of its personal and real property and fixtures, and interests in property and fixtures, whether now owned or hereafter acquired or existing, and wherever located, including:

(a)  all Accounts;

(b)  all general intangibles, including, without limitation, all Intellectual Property;

(c)  all goods, including, without limitation, Inventory and Equipment;

(d)  all Real Property and fixtures;

(e)  all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(f)  all instruments, including, without limitation, all promissory notes;

(g)  all documents;

(h)  all deposit accounts;

(i)  all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j)  all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k)  all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l)  all commercial tort claims;

(m)  to the extent not otherwise described above, all Receivables;

(n)  all Records; and

(o)  all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

3.           Assumption of Obligations; Amendments to Guarantees and Financing Agreements.

(a)  OMNI hereby expressly (i) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to all Borrowers other than OMNI (“Existing Borrowers”) and as applied to OMNI, with the same force and effect as if OMNI had originally executed and been an original Borrower signatory to the Loan Agreement and the other Financing Agreements, (ii) is deemed to make as to itself and Existing Borrowers, and is, in all respects, bound by all representations and warranties made by Existing Borrowers to Agent and Lenders set forth in the Loan Agreement or in any of the other Financing Agreements, (iii) agrees that Agent, for itself and the benefit of Lenders, shall have all rights, remedies and interests, including security interests in and liens upon the Collateral granted to Agent pursuant to Section 2 hereof, under and pursuant to the Loan Agreement and the other Financing Agreements, with respect to OMNI and its properties and assets with the same force and effect as Agent, for itself and the benefit of Lenders, has with respect to Existing Borrowers and their respective assets and properties, as if OMNI had originally executed and had been an original Borrower signatory, as the case may be, to the Loan Agreement and the other Financing Agreements, and (iv) assumes and agrees to be directly liable to Agent and Lenders for all Obligations under, contained in, or arising pursuant to the Loan Agreement or any of the other Financing Agreements to the same extent as if OMNI had originally executed and had been an original Borrower signatory, as the case may be, to the Loan Agreement and the other Financing Agreements.

(b)  Each Existing Borrower, in its capacity as a guarantor of the payment and performance of the Obligations of the other Existing Borrowers, and each Guarantor hereby agrees that the Guarantees, each dated March 31, 2004, by Existing Borrowers and Guarantors in favor of Agent (the “Existing Guarantees”) are hereby amended to include OMNI as an additional guarantor party signatory thereto, and OMNI hereby agrees that the Existing Guarantees are hereby amended to include OMNI as an additional guarantor party signatory thereto.  OMNI hereby expressly (i) assumes and agrees to be directly liable to Agent and Lenders, jointly and severally with Existing Borrowers and Guarantors signatories thereto, for payment and performance of all Obligations (as defined in each Existing Guarantee), (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Existing Guarantees with the same force and effect as if OMNI had originally executed and been an original party signatory to the Existing Guarantees as a Guarantor, and (iii) agrees that Agent and Lenders shall have all rights, remedies and interests with respect to OMNI and its property under the Existing Guarantees with the same force and effect as if OMNI had originally executed and been an original party signatory as a Guarantor to the Existing Guarantees.

4.           Authorization to File Financing Statements.  OMNI hereby irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements indicating as the collateral all now existing or hereafter arising or acquired property and assets of OMNI (or such lesser property and assets as Agent may determine and describing any thereof in such detail and specificity as Agent may determine) naming Agent, as secured party, and OMNI, as debtor, and including any other information with respect to OMNI required under the UCC for the sufficiency of such financing statements or for such financing statements to be accepted by any filing office of such jurisdiction as Agent determines may be applicable, together with any amendments or continuations with respect thereto.  OMNI also ratifies and approves its authorization for Agent to file any such financing statements which may have been filed by Agent prior to the Amendment No. 16 Effective Date.  In the event that the description of the collateral in any such financing statement includes assets that do not constitute Collateral, the filing of such financing statement shall nonetheless be deemed authorized by OMNI to the extent of the collateral included in such description and it shall not render such financing statement ineffective as to any of the Collateral.  Agent is also irrevocably and unconditionally authorized to adopt on behalf of OMNI any symbol required for authenticating any electronic filing.  Nothing contained in this Section should be construed to in any manner limit any other authorization by OMNI of the filing of financing statements by or on Agent’s behalf or for Agent’s benefit.

5.           Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)  Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;

(b)  Agent shall have received, in form and substance satisfactory to Agent, a Guarantee of the Obligations of OMNI to Agent and Lenders, duly authorized, executed and delivered by each Existing Borrower and each Guarantor;

(c)  Agent shall have received, in form and substance satisfactory to Agent, a Pledge and Security Agreement granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of OMNI, duly authorized, executed and delivered by Parent, together with the original stock certificates evidencing all of the issued and outstanding shares of Capital Stock of OMNI and undated stock powers with respect thereto duly executed in blank;

(d)  Agent shall have received, in form and substance satisfactory to Agent, a Trademark Collateral Assignment and Security Agreement, duly authorized, executed and delivered by OMNI granting to Agent a first pledge of and lien on all of the trademarks and related Collateral of OMNI;

(e)  Agent shall have received, in form and substance satisfactory to Agent, a Patent Collateral Assignment and Security Agreement, duly authorized, executed and delivered by OMNI granting to Agent a first pledge of and lien on all of the patents and related Collateral of OMNI;

(f)  Agent shall have received, in form and substance satisfactory to Agent, an Information Certificate duly authorized, executed and delivered by OMNI in favor of Agent and Lenders;

(g)  Agent shall have received original good standing certificates and certificates of authority to do business (or their equivalent) from the Secretary of State (or comparable official) of the State of New Hampshire and each jurisdiction in which OMNI conducts business;

(h)  Agent shall have received and reviewed UCC, Federal and State tax lien and judgment searches against OMNI in its jurisdiction of incorporation, the jurisdiction in which its chief executive office is located and all jurisdictions in which its assets are located, which search results shall be in form and substance reasonably satisfactory to Agent;

(i)  Agent shall have received for OMNI, (i) a copy of its Certificate of Incorporation (and all amendments thereto), certified by the Secretary of State of the State of New Hampshire as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, and (ii) a copy of its Bylaws, certified by its Secretary or Assistant Secretary;

(j)  Agent shall have received, in form and substance satisfactory to Agent, a Secretary’s Certificate from OMNI with respect to, among other things, the resolutions of the Board of Directors of such Borrower and Guarantor evidencing the adoption and subsistence of resolutions approving the execution, delivery and performance by such Borrower and Guarantor of this Amendment and the other Amendment Documents;

(k)  Agent shall have received, in form and substance satisfactory to Agent, (i) true, correct and complete copies of the OMNI Purchase Agreements, duly authorized, executed and delivered by the parties thereto, and such other information and documents that Agent may request, (ii) pro forma financial statements of Parent and its Subsidiaries after the consummation of the OMNI Acquisition, and (iii) a certificate of the chief financial officer of Parent, demonstrating on a pro forma basis compliance with all covenants set forth in Section 9.17 of the Loan Agreement as if the consummation of the OMNI Acquisition occurred on the first day of the most recently ended test period for each of the covenants set forth in Section 9.17 of the Loan Agreement for which financial statements have been delivered in accordance with Section 9.6 of the Loan Agreement, which shall be in form and substance satisfactory to Agent;

(l)  Agent shall have received, in form and substance satisfactory to Agent, an Amendment to the Tranche B Loan Agreement (the “Tranche B Amendment”), duly authorized, executed and delivered by Tranche B Term Loan Agent, Borrowers and Guarantors, which Tranche B Amendment shall be in full force and effect;

(m)  the maximum aggregate amount of cash consideration paid to OMNI Sellers in connection with the OMNI Acquisition shall not exceed $3,000,000, excluding working capital adjustments of up to $500,000;

(n)  immediately after giving effect to the OMNI Acquisition, Excess Availability as determined by Agent shall be not less than $5,000,000;

(o)  in no event shall any Accounts or Inventory acquired pursuant to the OMNI Acquisition be deemed to be Eligible Accounts or Eligible Inventory until Agent shall have conducted due diligence with respect thereto that is satisfactory to Agent and then only to the extent that the criteria for Eligible Accounts and Eligible Inventory are satisfied with respect thereto;

(p)  Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment or any other Amendment Documents which any Borrower or Guarantor is required to obtain from any other Person; and

(q)  no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect to the OMNI Acquisition.

6.           Representations, Warranties and Covenants.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which  representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a)  each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect;

(b)  this Amendment, each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the Amendment No. 16 Effective Date, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(c)  the execution, delivery and performance of this Amendment and the other Amendment Documents, (a) are all within each Borrower’s and Guarantor’s corporate powers and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Tranche B Term Loan Agreement) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

(d)  neither the execution and delivery of this Amendment, the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, or as expressly permitted by Section 9.8 of the Loan Agreement, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 of the Loan Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Tranche B Term Loan Agreement), and (v) violates or shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor;

(e)  No action of, or filing with, or consent of any Governmental Authority (other than the filing of UCC financing statements with respect to OMNI), and no approval or consent of any other third party that has not been obtained, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and the other Amendment Documents;

(f)  all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the Amendment No. 16 Effective Date as if made on the Amendment No. 16 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(g)  all actions and proceedings required by the OMNI Purchase Documents, or applicable law or regulation in connection therewith have been duly and validly taken and consummated;

(h)  after giving effect to the consummation of the OMNI Acquisition, all of the assets and properties of OMNI and Parent are owned by OMNI and Parent, free and clear of all Liens of any kind, nature or description, except those security interests granted pursuant hereto in favor of Agent, and except for liens and security interests (if any) permitted under the Loan Agreement or the other Financing Agreements;

(i)  all of the shares of Capital Stock of OMNI (i) are noted in its books and records, and (ii) have been duly authorized, validly issued and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind;

(j)  as of the Amendment No. 16 Effective Date, OMNI (i) is a corporation, duly formed and validly existing in good standing under the laws of the State of New Hampshire; (ii) is duly licensed or qualified to do business as a foreign corporation, and is in good standing in each jurisdiction wherein the character of the properties owned or licensed or the nature of the business of OMNI makes such licensing or qualification to do business necessary except for those jurisdictions where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and (iii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and as presently contemplated will be conducted in the future;

(k)  immediately after giving effect to the transactions contemplated under this Amendment and the OMNI Purchase Documents, on the Amendment No. 16 Effective Date, each Borrower is Solvent;

(l)  no court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits the consummation of the transactions contemplated by the OMNI Purchase Documents and no governmental or other action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions contemplated by the OMNI Purchase Documents, nor compliance with the provisions thereof;

(m)  the Tranche B Amendment (as defined below) has been executed and delivered by all parties thereto and is in full force and effect; and

(n)  after giving effect to the transactions contemplated by this Amendment, the other Amendment Documents and the OMNI Purchase Documents, no Default or Event of Default exists or has occurred and is continuing.

7.           General Release.  Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements.  Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Borrower and Guarantor makes the release contained in this Section.  In consideration of Agent’s and Lenders’ entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the “Claims”).  Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby.  Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

8.           Effect of this Agreement.  Except as expressly amended or waived pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 16 Effective Date.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

9.           Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

10.           Governing Law.  The validity, interpretation and enforcement of this Amendment and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

11.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.           Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

13.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/

Title:

LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/

Title:

TEXTRON FINANCIAL CORPORATION

By:	/s/

Title:

BANK OF AMERICA, N.A.

By:	/s/

Title:

ABLECO FINANCE LLC, on behalf of itself and its Affiliate assigns

By:	/s/

Title:

FORTRESS CREDIT FUNDING III LP

By:	Fortress Credit Funding III GP LLC, its General Partner
By:	/s/

Title:

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FORTRESS CREDIT FUNDING II LP

By:	Fortress Credit Funding II GP LLC, its General Partner
By:	/s/

Title:

FORTRESS CREDIT FUNDING IV LP

By:	Fortress Credit Funding IV GP LLC, its General Partner
By:	/s/

Title:

FORTRESS CREDIT OPPORTUNITIES II LP

By:	Fortress Credit Opportunities II GP LLC, its General Partner
By:	/s/

Title:

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BORROWERS

HANDY & HARMAN

By:	/s/
Name:
Title:

OMG, INC.

By:	/s/
Name:
Title:

CONTINENTAL INDUSTRIES, INC.

By:	/s/
Name:
Title:

MARYLAND SPECIALTY WIRE, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN TUBE COMPANY, INC.

By:	/s/
Name:
Title:

CAMDEL METALS CORPORATION

By:	/s/
Name:
Title:

CANFIELD METAL COATING CORPORATION

By:	/s/
Name:
Title:

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MICRO-TUBE FABRICATORS, INC.

By:	/s/
Name:
Title:

INDIANA TUBE CORPORATION

By:	/s/
Name:
Title:

LUCAS-MILHAUPT, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

By:	/s/
Name:
Title:

SUMCO INC.

By:	/s/
Name:
Title:

OMG ROOFING, INC.

By:	/s/
Name:
Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

By:	/s/
Name:
Title:

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GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED

By:	/s/
Name:
Title:

ELE CORPORATION

By:	/s/
Name:
Title:

ALLOY RING SERVICE INC.

By:	/s/
Name:
Title:

DANIEL RADIATOR CORPORATION

By:	/s/
Name:
Title:

H&H PRODUCTIONS, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN INTERNATIONAL, LTD.

By:	/s/
Name:
Title:

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[SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

HANDY & HARMAN PERU, INC.

By:	/s/
Name:
Title:

KJ-VMI REALTY, INC.

By:	/s/
Name:
Title:

PAL-RATH REALTY, INC.

By:	/s/
Name:
Title:

PLATINA LABORATORIES, INC.

By:	/s/
Name:
Title:

SHEFFIELD STREET CORPORATION

By:	/s/
Name:
Title:

SWM, INC.

By:	/s/
Name:
Title:

WILLING B WIRE CORPORATION

By:	/s/
Name:
Title: